MEMORANDUM

To:      Alex Kanakaris
From:    Richard Epstein
cc:
Date:    12/28/00
Subject: credit line


Alex:

         This letter is to confirm that the $7,000,000 Revolving Line of Credit Agreement between Alliance Equities and Kanakaris Wireless (formerly know as Kanakaris Communications, Inc.) is still in place and available to Kanakaris Wireless until the expiration date of December 10, 2001.

     Sincerely,

     /s/ Richard Epstein
     Richard Epstein
     President
     Alliance Equities, Inc.